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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-37692 on Form S-8 and 333-17295 on Forms S-8 and S-3 of Electro Rent Corporation of our report dated August 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Electro Rent Corporation for the year ended May 31, 2003.

/s/ Deloitte & Touche LLP
Los Angeles, California
August 28, 2003


                                  Exhibit 23(A)